UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Under Rule 14a-12

ADAMS GOLF, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Adams Golf, Inc.

300 Delaware Avenue, Suite 572

Wilmington, Delaware 19801

January 3, 2008

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held February 4, 2008

                NOTICE IS HEREBY GIVEN of a Special Meeting of Stockholders of Adams Golf, Inc. to be held at the principal executive offices of the Company, 2801 E. Plano Parkway, Plano, Texas 75074, on February 4, 2008 at 10:00 a.m., local time.  The meeting is called for the following purposes:

1.                                       To consider and act on a proposal by the Company to amend the Company’s certificate of incorporation to effect a one-for-four reverse stock split of the outstanding shares of the Company’s common stock; and

2.                                       To consider and transact any other business which may properly come before the meeting or any postponement or adjournment of the meeting.

Only stockholders of record at the close of business on December 11, 2007 are entitled to notice of and to vote in person or by proxy at the meeting and any postponement or adjournment of the meeting.  A list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting at the principal place of business of the Company.  Stockholders may gain access to such list by contacting the Company at 2801 E. Plano Parkway, Plano, Texas 75074 or (972) 673-9000.

                All stockholders are cordially invited to attend the meeting.  However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed form of proxy as promptly as possible.  Stockholders attending the meeting may vote in person even if they have returned a proxy.

By Order of the Board of Directors,

Eric T. Logan

Secretary

ADAMS GOLF, INC.

Proxy Statement
for a

Special Meeting of Stockholders

to be held
February 4, 2008

This Proxy Statement and the enclosed form of proxy are first sent or given to security holders on or about January 3, 2008.

PROXY STATEMENT

Adams Golf, Inc. is furnishing this proxy statement and the enclosed form of proxy in connection with a solicitation by the Company of proxies to be voted at a special meeting of our stockholders to be held at our principal executive offices, 2801 E. Plano Parkway, Plano, Texas 75074, on February 4, 2008 at 10:00 a.m., local time, and at any postponement or adjournment thereof.  This proxy statement and the enclosed form of proxy are first sent or given to security holders on or about January 3, 2008.  The meeting is called for the following purposes:

1.                                       To consider and act on a proposal by the Company to amend the Company’s certificate of incorporation to effect a one-for-four reverse stock split of the outstanding shares of the Company’s common stock; and

2.                                       To consider and transact any other business which may properly come before the meeting or any postponement or adjournment of the meeting.

QUORUM AND VOTING

The record date for determining stockholders entitled to notice of and to vote at the meeting is December 11, 2007.  At the close of business on the record date, there were 24,886,896 shares of the Company’s common stock outstanding.  The number of shares outstanding excludes treasury shares, which are not entitled to be voted at the meeting.  No other class of securities of the Company is entitled to vote at the meeting.  Each stockholder shall be entitled to one vote for each share of common stock held by such stockholder.  A list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting at the principal place of business of the Company.  Stockholders may gain access to such list by contacting the Company at 2801 E. Plano Parkway, Plano, Texas 75074 or (972) 673-9000.

The affirmative vote of a majority of the outstanding stock entitled to vote on the proposal to amend the Company’s certificate of incorporation is required for approval of the amendment.  The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on any other matter to be submitted to a vote of the stockholders at the meeting is required for approval of the matter.  Except as otherwise described herein, our board of directors is not presently aware of any business to be brought before the meeting.

A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.  Shares that are entitled to vote, but as to which voting instructions are given to abstain or withhold from voting, on any matter to be submitted to a vote of the stockholders at the meeting shall be counted as present or represented, as applicable, at the meeting for purposes of a quorum, but shall be treated and have the same effect as a vote against the matter.  Broker non-votes shall be counted as represented at the meeting for purposes of a quorum, but shall be treated and have the same effect as a vote against each matter to be submitted to a vote of the stockholders at the meeting.  Shares as to which voting instructions are given as to any matter to be submitted to a vote of the stockholders at the meeting shall be deemed to be represented at the meeting for purposes of a quorum.  If the form of proxy states how it is intended to vote the shares represented by the proxy with respect to any matter as to which a choice is not specified, the shares shall be deemed to be represented at the meeting for purposes of a quorum.  If a quorum is not present, the meeting may be postponed or adjourned from time to time until a quorum is obtained.

                Subject to Delaware law, each stockholder entitled to vote at the meeting may authorize another person or persons to act for such stockholder by proxy.  A proxy may confer discretionary authority with respect to matters as to which a choice is not specified provided that the form of proxy states in bold-face type how it is intended to vote the shares represented by the proxy in each such case.  A stockholder may revoke a proxy at any time before it is exercised at the meeting by voting the shares in person at the meeting, executing and delivering a subsequent proxy, or by delivering written notice to the Company at 2801 E. Plano Parkway, Plano, Texas 75074 stating that the proxy has been revoked.  If you hold shares through a broker, bank, or other person, you may need to contact that person to revoke any prior voting instructions.  The Company must receive the subsequent proxy or notice of revocation before the proxy is exercised at the meeting.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below presents information known to us, as of December 11, 2007, with respect to beneficial ownership of our common stock by: (a) each person known to us to be a beneficial owner of more than five percent of our common stock; (b) all directors and nominees and each of our named executive officers; and (c) our directors and executive officers as a group.  Except as provided by community property law or otherwise described herein, the Company believes that each person named in the table below has sole voting and investment power with respect to the common stock beneficially owned by such person.  Except as otherwise described herein, the address of each person named in the table below is c/o Adams Golf, Inc., 2801 E. Plano Parkway, Plano, Texas 75074.

	Amount and Nature of Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Shares Owned as of December 11, 2007		Shares Subject to Options Which Are or Will Become Exercisable Prior to February 11, 2008 (2)	Total Beneficial Ownership	Percent of Class (3)
Beneficial Owners of More Than 5% of Our Common Stock
Joseph R. Gregory	8,946,390	(4)	0	8,946,390	36.0%
SJ Strategic Investments LLC	8,946,390	(5)	0	8,946,390	36.0%
Roland E. Casati	1,838,600	(6)	0	1,838,600	7.4%
Directors and Named Executive Officers
B.H. (Barney) Adams	2,011,913	(7)	0	2,011,913	8.1%
Russell L. Fleischer	0		25,000	25,000	*
John M. Gregory	8,946,390	(8)	0	8,946,390	36.0%
Joseph R. Gregory	8,946,390	(4)	0	8,946,390	36.0%
Mark R. Mulvoy	51,000		0	51,000	*
Robert D. Rogers	5,000	(9)	37,500	42,500	*
Oliver G. (Chip) Brewer III	670,116		2,410,895	3,081,011	11.3%
Eric T. Logan	108,574	(10)	137,500	246,074	1.0 *
All Directors and Named Executive Officers as a Group (8 persons)	11,792,993		2,610,895	14,403,888	52.4%

*	Less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.
(2)

Shares of common stock subject to options that are presently exercisable or exercisable within 60 days of December 11, 2007 are deemed to be beneficially owned by the person holding such options for the purpose of computing the beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person.

(3)	Applicable percentage of ownership is based on 24,886,896 voting shares of common stock outstanding on December 11, 2008.
(4)

Includes 4,467,696 shares owned by SJ Strategic Investments LLC.  Mr. Joseph R. Gregory’s brother, John M. Gregory, is the managing member of SJ Strategic Investments LLC.  Mr. Joseph R. Gregory has disclaimed beneficial ownership of the shares owned by SJ Strategic Investments.  The address for Mr. Joseph R. Gregory is 620 Shelby Street, Bristol, TN 37620.

(5)

Includes 4,478,694 owned by Joseph R. Gregory.  Mr. John M. Gregory is the brother of Joseph R. Gregory.  Mr. John M. Gregory has disclaimed beneficial ownership of the shares owned by Joseph R. Gregory.  The address for SJ Strategic Investments LLC is 340 Martin Luther King, Jr. Blvd., Suite 200, Bristol, TN 376203.

(6)	The address for Mr. Casati is Continental Offices, Ltd., 2700 River Road, Suite 211, Des Plaines, IL 60018.
(7)	Includes 2,011,913 shares Mr. Adams holds jointly with Jackie Adams, his spouse.
(8)

Represents 4,467,696 shares of common stock owned directly by SJ Strategic Investments LLC and 4,478,694 shares owned by Joseph R. Gregory, Mr. John M. Gregory’s brother.  Mr. John M. Gregory is the Chief Manager of SJ Strategic Investments and by virtue of this position may be deemed to share the power to vote or direct the vote of, and to share the power to dispose or direct the disposition of, these shares of common stock.  Mr. John M. Gregory disclaims beneficial ownership of the shares of common stock held by SJ Strategic Investments as well as the shares owned by Joseph R. Gregory.

(9)	Represents shares of common stock held by a trust for which Mr. Rogers has sole voting and dispositive power over the shares held by the trust.
(10)	Represents shares of common stock held by a trust for which Mr. Logan and his spouse, Deborah Logan have shared voting and dispositive power over the shares held by the trust.

REVERSE STOCK SPLIT PROPOSAL

General

Our board of directors has adopted a resolution (i) setting forth a proposed amendment to the Company’s certificate of incorporation, in substantially the form attached hereto as Appendix A, to effect a one-for-four reverse stock split of the outstanding shares of the Company’s common stock, (ii) declaring its advisability, and (iii) calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment.

                By approving the amendment, stockholders would be authorizing our board of directors, in its discretion at any time before February 29, 2008, to effect the reverse stock split by filing an amendment to our certificate of incorporation pursuant to which every four shares of outstanding stock would be combined into one share of our common stock.

Reasons for the Reverse Stock Split

                We believe that the increased market price of our common stock expected as a result of implementing a reverse stock split may improve the marketability of our common stock and encourage interest and trading in our common stock.  Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks unattractive to brokers.  Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  On the other hand, the liquidity of our common stock may be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split.  We are hopeful, however, that the anticipated higher market price would reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

We also believe that the reverse stock split may be necessary for us to list our common stock on a national exchange.  Our stock is currently quoted on the Over-the-Counter Bulletin Board, or the OTCBB.  Alternative markets such as the OTCBB are generally considered to be less efficient and not as widely followed as national markets such as those operated by NASDAQ.  In addition, certain mutual funds and other institutional investors are prohibited by their bylaws from investing in companies that trade on alternative markets such as the OTCBB.

                In order for us to list our stock on a market operated by NASDAQ, we must satisfy certain listing standards, some of which require a minimum bid price.  For example, the listing standards of the NASDAQ Capital Market would require that our stock have a minimum bid price of at least $4.00 per share and certain listing standards of the NASDAQ Global Market would require that our stock have a minimum bid price of at least $5.00 per share.  As of December 13, 2007, the closing price for our stock as reported on the OTCBB was $2.10 per share.  Of course, we cannot predict with any certainty whether this share price will be maintained or increase or decrease in the future, whether or not the reverse stock split is effected.

                In many instances historically the markets have reacted negatively to reverse stock splits.  Our stock may be negatively affected if our board decides to proceed with the reverse stock split.  However, we believe that our circumstances and rationale for the reverse stock split differentiate us from many other companies that have pursued reverse stock splits.  Among other things, we would be effectuating a reverse stock split to qualify our stock for relisting, whereas many other companies have effectuated reverse stock splits to avoid delisting in the face of dire financial or operational circumstances.

                We expect that a reverse stock split of our common stock would increase the market price of our common stock so that we would be better able to satisfy the minimum bid price listing standards of a national market like the NASDAQ Capital Market.  However, the effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty.  It is possible that the per share price of our common stock after the reverse split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the minimum bid price for a sustained period of time.  The market price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance. Notwithstanding the foregoing, we believe that the proposed reverse stock split, when implemented within the proposed exchange ratio, is likely to result in the market price of our common stock rising to the level necessary to satisfy the minimum bid price requirement for relisting on a national exchange.

Effects of the Reverse Stock Split

                Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.  Currently, the Company is authorized to issue up to a total of 55,000,000 shares of capital stock, consisting of 5,000,000 shares of preferred stock and 50,000,000 shares of common stock.  The amendment would not change the number of total authorized shares of our capital stock.  Thus, immediately following the reverse stock split, the total number of authorized shares of capital stock would remain at 55,000,000, consisting of 5,000,000 shares of preferred stock and 50,000,000 shares of common stock.  The par value of our common stock and preferred stock would remain unchanged at $0.001 per share as well.

This will increase significantly the ability of our board to issue authorized and unissued shares without further stockholder action.  The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock.  The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws.  Our board does not have currently any specific plans to issue additional shares of our common stock following the reverse stock split.

After the effective date of the reverse stock split, if any, each stockholder would own a reduced number of shares of our common stock.  However, the reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interest, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares).  For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split.  The number of stockholders of record will not be affected by the proposed reverse stock split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split).

                The reverse stock split would generally reduce the number of shares of common stock available for issuance upon exercise of our outstanding stock options in proportion to the exchange ratio of the reverse stock split and would generally effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the proposed reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options would generally be rounded to the nearest whole share and no cash payment would generally be made in respect of such rounding.

                If the proposed reverse stock split is implemented, it would increase the number of stockholders of the Company who own “odd lots” of less than 100 shares of our common stock and decrease the number of stockholders who own “whole lots” of 100 shares or more of our common stock.  Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of whole lots or a greater number of shares.  In addition, certain listing standards of markets like those operated by NASDAQ may require that we have a certain minimum number of holders of whole lots.

                Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act.  The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act.

Effective Date

                The proposed reverse stock split would generally become effective on the date of filing of a certificate of amendment to our certificate of incorporation with the office of the Secretary of State of the State of Delaware.  Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio set forth in the proposed amendment.

Payment for Fractional Shares

                No fractional shares of common stock would be issued as a result of the reverse stock split.  Instead, each stockholder otherwise entitled to a fractional share would be entitled, upon surrender of the applicable stock certificate or certificates, to receive a cash payment (without interest) in lieu of such fractional share in an amount approximately equal to (i) such fractional share multiplied by four (4) multiplied by the average of the high and low trading prices of our common stock as reported on the OTCBB for the thirty (30) trading days immediately prior to the effective time of the reverse stock split if shares of common stock have traded on the OTCBB during regular trading hours on each of the thirty (30) business days immediately prior to the effective time or (ii) such fractional share multiplied by the fair market value per share as determined by our board of directors in good faith if shares of our common stock have not traded on the OTCBB during regular trading hours on each of the thirty (30) business days immediately prior to the effective time.  For example, if a stockholder holds 43 shares on a pre-split basis, the stockholder would be issued ten shares on a post-split basis and would receive cash for three shares.

Exchange of Stock Certificates

                As soon as practicable after the effective date, stockholders would be notified that the reverse split has been effected.  Our transfer agent would act as exchange agent for purposes of implementing the exchange of stock certificates and may be referred to as the “exchange agent.”  Holders of pre-reverse split shares would be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us.  No new certificates would be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.  Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Accounting Consequences

                The par value per share of our common stock would remain unchanged at $0.001 per share after the reverse stock split.  As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of our common stock outstanding.  We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

                The following is a summary of certain U.S. federal income tax considerations of the proposed reverse stock split. It addresses only U.S. Stockholders (as defined herein) who hold the pre-reverse split shares and post-reverse split shares as capital assets. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). It does not address tax considerations under state, local, foreign and other laws.

                As used herein, the term “U.S. Stockholder” means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation created or organized in or under (or treated for U.S. federal income tax purposes as created or organized in or under) the laws of the United States or any state thereof or the District of Columbia, (iii) an estate subject to U.S. federal income taxation without regard to the source of its income, and (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. fiduciaries have the authority to control all of the trust’s substantial decisions, or (b) the trust has in effect a valid election to be treated as a United States person within the meaning of the U.S. Treasury Regulations. The discussion does not address the U.S. federal income tax considerations that affect the treatment of an entity that is a partnership for U.S. federal income tax purposes and that holds the pre-reverse split shares and post-reverse split shares, or the partners of such partnership. Such partnerships and their partners should consult their own tax advisors. The discussion does not purport to be complete and does not address stockholders subject to special rules, such as stockholders that are not U.S. Stockholders, or that are financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, stockholders who hold the pre-reverse split shares as part of a straddle, hedge or conversion transaction or other risk reduction strategy, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. Furthermore, we have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. ACCORDINGLY, ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

                The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as a reorganization, a U.S. Stockholder generally will not recognize gain or loss on the reverse stock split, except (as discussed below) to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

                A holder of the pre-reverse split shares who receives cash in lieu of a fractional share interest in the post-reverse split shares will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year. It is assumed for this purpose that cash will be paid in lieu of fractional shares only as a mechanical rounding off of fractions resulting from the exchange rather than separately bargained-for consideration. It is also assumed that the reverse split is not being undertaken to increase any stockholder’s proportionate ownership of the Company.

                No gain or loss will be recognized by the Company as a result of the reverse stock split.

Required Vote

                The affirmative vote of the holders of a majority of the outstanding shares of our common stock, voting in person or by proxy, is required to authorize the amendment to our Restated Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as votes against the proposed amendment and the reverse stock split.

If the proposed amendment is approved by the stockholders, our board intends to effect the reverse stock split as soon as practicable thereafter.  If approved by stockholders and if our board determines to effect the reverse stock split, the reverse stock split could become effective upon filing such amendment with the Secretary of State of the State of Delaware.  However, even if the proposed amendment is approved by the stockholders, our board of directors may subsequently elect not to file the amendment or effect the reverse stock split, for example, if our board determines that the reverse split is no longer advisable or in the best interests of the Company and the stockholders of the Company.  The determination by the board as to whether the reverse split will be effected, if at all, may be based upon various factors, including our ability to satisfy any applicable listing requirements, existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock.  If our board of directors does not effect the reverse stock split before February 29, 2008, further stockholder approval would be required prior to effect any amendment to our certificate of incorporation or effect any reverse stock split.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the stockholders vote “FOR” the proposed amendment.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, statements with terms such as “may,” “expect,” “intend,” “hope,” “estimate,” “anticipate,” “plan,” “seek,” “feel,” “continued,” “continue” or

“believe.”  These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions related to various factors including, without limitation, the following factors: stockholder approval of the reverse stock split; our ability to satisfy the initial listing bid price requirement; Nasdaq approval of the listing; increased investor audience, interest or valuation; and events and other factors detailed under “Risk Factors” in our Securities and Exchange Commission filings.  These filings can be obtained by visiting the corporate governance section of our website at www.adamsgolf.com or by contacting Adams Golf Investor Relations at InvestorInfo@adamsgolf.com.

Although we believe that the expectations reflected in the forward-looking statements herein are reasonable, these expectations may not be realized.  If any one or more of these risks or uncertainties materialize or if any assumptions underlying the statements prove to be incorrect, actual results may vary materially from those described herein.  Except as required by federal securities laws, we undertake no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date hereof.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy for our next annual meeting scheduled for May 20, 2008 is December 20, 2007.  Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely after February 20, 2008.

For annual meetings, our bylaws provide that stockholder proposals and director nominations by stockholders may be made in compliance with certain advance notice, informational and other applicable requirements.  With respect to stockholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the secretary of the Company c/o Adams Golf, Inc. at 2801 E. Plano Parkway, Plano, Texas 75074 setting forth certain information about the stockholder and all persons acting in concert with him or her, including the following information:

•                  a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting;

•                  the names and addresses of the supporting stockholders;

•                  the class and number of shares of our stock that are beneficially owned by such persons; and

•                  any material interest of such persons in the matter presented.

The notice must be delivered to the secretary (1) at least 90 days before any scheduled meeting or (2) if less than 100 days notice or prior public disclosure of the meeting is given, by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

SOLICITATION METHODS AND COSTS

                In addition to solicitation by mail, we may use our directors, officers, employees, and agents to solicit on our behalf in person or by telephone, email, or other electronic methods without payment other than reimbursement for expenses.  We may also make solicitation and expense reimbursement arrangements with brokers, dealers, banks, and other fiduciaries and designated agents to forward solicitation materials to beneficial owners on our behalf.  The Company has borne or will bear the cost of solicitation.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

                Securities and Exchange Commission rules allow us to deliver a single copy of a proxy statement to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.  This rule benefits both you and the Company.  We believe it eliminates duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs.  This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements.  Each stockholder will continue to receive a separate proxy card or voting instruction card.

                Your household may have received a single set of proxy materials this year.  If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting Ms. Patty Walsh, Director, Investor Relations at (972) 673-9000 or by mail at 2801 E. Plano Parkway, Plano, Texas 75074.

                If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings.  Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings.  Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings.

APPENDIX A

Certificate of Amendment

to the

Restated Certificate of Incorporation

of

Adams Golf, Inc.

                Adams Golf, Inc., a corporation organized and existing under and by virtue of General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

                FIRST: That the Board of Directors of the Corporation has duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of this Corporation and declaring said amendment to be advisable;

      SECOND:  That the stockholders of the Corporation have duly approved said amendment by the required vote of such stockholders, such required vote being a majority of the outstanding shares of the Corporation’s Common Stock, adopted at a special meeting of the stockholders of the Corporation duly called and held in accordance with the requirements of Section 222 of the General Corporation Law of the State of Delaware, such approval being in accordance with the terms of the Restated Certificate of Incorporation and Section 242 of the General Corporation Law of the State of Delaware;

      THIRD:  That the Restated Certificate of Incorporation is hereby amended by adding the following provision to the end of Article Four:

“4.D. Reverse Stock Split. As of 12:01 A.M. (Eastern Time) on                     , 200       (the “Effective Time”), each issued and outstanding share of the Corporation’s Common Stock (including each share of treasury stock, the “Pre-Split Common Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and reduced to one-fourth (1/4) of a share of Common Stock (such reduction of shares designated as the “Reverse Stock Split”).  The par value of the Corporation’s Common Stock following the Reverse Stock Split shall remain $0.01 per share.  No fractional shares shall be issued and, in lieu thereof, each holder of less than one share of Pre-Split Common Stock shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount approximately equal to (i) such fractional share multiplied by four (4) multiplied by the average of the high and low trading prices of the Common Stock as reported on the OTCBB for the thirty (30) trading days immediately prior to the Effective Time if shares of Common Stock have traded on the OTCBB during regular trading hours on each of the thirty (30) business days immediately prior to the Effective Time or (ii) such fractional share multiplied by the fair market value per share as determined by the Corporation’s Board of Directors in good faith if shares of Common Stock have not traded on the OTCBB during regular trading hours on each of the thirty (30) business days immediately prior to the Effective Time.  Whether or not the Reverse Stock Split would result in fractional shares for a holder of record shall be determined on the basis of the total number of shares of Common Stock held by such holder of record at the time that the Reverse Stock Split occurs.”

                FOURTH: This Certificate of Amendment to the Restated Certificate of Incorporation shall be effective as of 12:01 A.M. (Eastern Time) on                     , 2008 in accordance with the provisions of Section 103(d) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed on this ____ day of _______________, 2008.

ADAMS GOLF, INC.

By:

Name:

Title:

Appendix B
Form of Proxy

ADAMS GOLF, INC.

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Adams Golf, Inc.
For the Special Meeting of Stockholders on February 4, 2008

The undersigned appoints Oliver G. Brewer III and Eric Logan, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Adams Golf, Inc. Common Stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held on February 4, 2008, and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is given, this proxy will be voted FOR proposal 1 and in the discretion of the proxies upon such other matters as may properly come before the meeting or any adjournment thereof.

If you have written in the below space, please mark the comments notification box on the reverse side.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

The Board of Directors recommends a vote “FOR” Item 1 and in the discretion of the proxies upon such other matters as may properly come before the meeting or anyadjournment thereof.				Please
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

	FOR	AGAINST	ABSTAIN	I have included comments, or have included a change of address.
ITEM 1 — Directors Proposal*

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof
I plan to attend the Special Meeting.

*To amend the Company’s certificate of incorporation to effect a one-for-four reverse stock split of the outstanding shares of the Company’s common stock.

Signature __________________________________________Signature _________________________________Date__________

Please sign exactly as name or names appear on this proxy.  When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title.  If more than one trustee, all should sign.